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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Paradigm Genetics, Inc., which is incorporated by reference in Paradigm Genetics, Inc's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
June 18, 2002